EXHIBIT A TO INFORMATION STATEMENT
                         WRITTEN CONSENT OF SHAREHOLDERS

     Pursuant to Section 78.320 of the Nevada Revised Statutes, as amended, which provides that any action required to be taken at a meeting of the shareholders of a corporation may be taken without a meeting if, before or after the action, a written consent setting forth the action so taken shall be signed by the shareholders holding at least a majority of the voting power. The undersigned, being ten (10) or less of the shareholders holding at least a majority of the voting power of Uranium Energy Corp, a Nevada corporation (the "Corporation"), do hereby take, consent, affirm and approve the following actions.

     WHEREAS the Board of Directors of the Corporation at a special meeting held on December 19, 2005 (the "Special Meeting") authorized and approved, subject to shareholder approval, the corporate action, which the Board of Directors deemed to be in the best interests of the Corporation; and its shareholders;

     WHEREAS the Board of Directors of the Corporation at the Special Meeting further authorized and directed the submission to a limited number of shareholders of the Corporation holding at least a majority of the voting power the certain corporate actions to be approved and authorized by such shareholders of the Corporation;

     WHEREAS Section 78.320 of the Nevada Revised Statutes, as amended, provides that any action required to be taken at a meeting of the shareholders of a corporation may be taken without a meeting if, before or after the action, a written consent setting forth the action so taken shall be signed by the shareholders holding at least a majority of the voting power;

     WHEREAS  the   shareholders   who  have  signed  this  Written  Consent  of
shareholders dated to be effective as of February 1, 2006 are shareholders of record as of December 23, 2005, and hold shares in excess of a majority of the Corporation's issued and outstanding shares of Common Stock;

     WHEREAS such shareholders have been fully apprised and informed of the nature of the certain corporate actions and have concluded that approval and authorization of such corporate actions would be beneficial to the Corporation and in the best interests of its shareholders; therefore, be it



                                       I


                   Approval of an Amendment to the Articles of
            Incorporation of the Company to Increase the Authorized
                            Capital Structure

     RESOLVED that, subject to regulatory approval and in compliance with the policies of the applicable stock exchange, the filing and form of which is at the sole and absolute discretion of the Board of Directors of the Company, the shareholders of the Company who have signed this Written Consent of shareholders approve the filing of an amendment to the Articles of Incorporation of the Company to effectuate an increase in the authorized capital structure from 75,000,000 shares of Common Stock to 750,000,000 shares of Common Stock (the "Amendment"); and, furthermore, that the Board of Directors of the Company is authorized, in its sole and absolute discretion, to abandon or alter any portion of the proposed Amendment at any time without the further approval of the shareholders of the Company; and

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     FURTHER RESOLVED that the Amendment to the Articles of Incorporation of the
Company to effectuate the increase in the authorized capital structure, and that such Amendment to the Articles of Incorporation be filed with the Nevada Secretary of State as soon as practicable after the approval by the shareholders of the Amendment.

                                       II

     Approval of the Stock Option Plan for Key Personnel Of the Company and the Grant of Stock Options Pursuant to the Stock Option Plan Agreement and the Grant of Incentive Stock Options Pursuant to the Incentive Stock Option Plan Agreement

     RESOLVED that, subject to regulatory approval and in compliance with the policies of the applicable stock exchange, the filing and form of which is at the sole and absolute discretion of the Board of Directors of the Company, the shareholders of the Company who have signed this Written Consent of Shareholders do hereby approve and ratify the adoption of the 2005 Stock Option Plan (the "Stock Option Plan") for the Company (a) to determine the persons to be granted Stock Options under the Stock Option Plan; (ii) the number of shares subject to such option, the exercise price of each Stock Option; and (iii) whether the Stock Option shall be exercisable at any time during the option period of ten
(10) years or whether the Stock Option shall be exercisable in installments or by vesting only; all on the basis as set forth in the Stock Option Plan and related Stock Option Plan Agreement and Incentive Stock Option Plan Agreement, copies of which are attached to this Information Statement and are available for inspection by the shareholders of the Company; and, furthermore, that the Board of Directors of the Company is authorized, in its sole and absolute discretion, to abandon or alter any portion of the proposed Stock Option Plan at any time without the further approval of the shareholders of the Company;

     FURTHER RESOLVED that, subject to regulatory approval and in compliance with the policies of the applicable stock exchange, the filing and form of which is at the sole and absolute discretion of the Board of Directors of the Company, the shareholders of the Company who have signed this Written Consent of Shareholders do hereby approve the Company's grant of stock options and/or incentive stock options (which options may have special rights attached to them) to such key personnel of the Company during the ensuing year and at such prices and in such amounts as may be determined by the Board of Directors of the Company, in its sole and absolute discretion, and as are acceptable with the appropriate regulatory authorities and, in addition, approve the exercise of any such or outstanding stock options and/or incentive stock options by such key personnel of the Company together with any amendment or amendments to any such stock option plan agreement and incentive stock option plan agreement at such prices and in such amounts as may be determined by the Board of Directors of the Company, in its sole and absolute discretion, and as are acceptable with the appropriate regulatory authorities (collectively, the "Stock Option Approvals"); and, furthermore, that the Board of Directors of the Company are authorized, in its sole and absolute discretion, to abandon or alter any portion of the proposed Stock Option Approvals at any time without the further approval of the shareholders of the Company.

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         EXECUTED to be effective as of the 1st day of February, 2006.



                                           SHAREHOLDERS:

Date: February 1, 2006                                ISAIAH CAPITAL TRUST

                                           By: /s/
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Date: February 1, 2006                     GOLDEN WEST INVESTMENTS

                                           By: /s/
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Date: February 1, 2006                     /s/ Amir Adnani
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Date: February 1, 2006                     /s/ Amir Adnani
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Date: February 1, 2006                     /s/ Alan Lindsay
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Date: February 1, 2006                     /s/ Ethny Lindsay
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Date: February 1, 2006                     /s/ Randall Reneau
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Date: February 1, 2006                     /s/ James Davidson
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